Exhibit 99.1


          CITI TRENDS, INC. ANNOUNCES FISCAL 2005 FIRST QUARTER RESULTS
            First Quarter Net Sales Increased 32.3% to $63.6 Million
               First Quarter Comparable Store Sales Increased 6.9%
           First Quarter Diluted Earnings Per Share Increased to $0.30

         Savannah, GA - June 1, 2005 - Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the first quarter ended April 30, 2005.

         Total net sales for the first quarter (13 weeks) increased by 32.3% to $63.6 million from $48.1 million reported in the prior year. The Company posted net income for the quarter of $3.3 million, an increase of 45.8%, or $0.30 per diluted share, compared to net income of $2.2 million or $0.21 per diluted share in the first quarter of the previous year. Comparable store sales increased 6.9% for the first quarter of fiscal 2005 compared to 3.5% in the first quarter of fiscal 2004. Relocated stores and expanded stores are included in the comparable store sales results.

         For fiscal 2005, the Company plans to open 40 new stores. In the first quarter, Citi Trends opened 14 new stores and is on plan for store openings for the remainder of the year.

         On May 18, 2005, the Company completed an initial public offering of 3,850,000 shares of common stock at a price to the public of $14.00 per share, of which 2,700,000 shares were sold by the Company and 1,150,000 shares were sold by certain selling shareholders. In addition, the Company received notice on May 27, 2005, that the underwriters had exercised the over-allotment option, pursuant to which the Company issued and sold an additional 577,500 shares on June 1, 2005. Upon completing the offering and the over-allotment option, the Company and the selling shareholders received net proceeds of approximately $41.7 million and $14.9 million, respectively. The Company used the net proceeds from its initial public offering to redeem the Company's series A preferred stock and repay outstanding indebtedness, and intends to use the remaining net proceeds from its initial public offering, together with cash flow from operations, to fund new store openings, acquire, design and construct or lease a new distribution center, and for other general corporate purposes.

         Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company currently operates 214 stores located in 12 states in the South, Southeast and Mid-Atlantic region, and our website address is www.cititrends.com.

Forward-Looking Statements
--------------------------

All statements other than historical facts contained in this news release, including statements regarding our future financial position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

                                                     Company Contact:
                                                     Tom Stoltz
                                                     Chief Financial Officer
                                                     Citi Trends, Inc
                                                     (912) 443-2075
                                                     tstoltz@cititrends.com
                                                     www.cititrends.com

                                                     Ed Anderson
                                                     Chief Executive Officer
                                                     Citi Trends, Inc
                                                     (912) 443-3705
                                                     eanderson@cititrends.com
                                                     www.cititrends.com

                                CITI TRENDS INC.
                          CONDENSED STATEMENT OF INCOME
                                   (unaudited)
                  (in $000's, except share and per share data)



                                                                                        Fiscal Quarter Ended
                                                                                        --------------------
                                                                                    April 30, 2005   May 1, 2004
                                                                                    --------------- --------------

                                                                                     (unaudited)     (unaudited)
Net sales                                                                                   63,616         48,069
Gross profit                                                                                25,134         19,035
Selling, general and administrative expenses                                                19,758         15,221
Income from operations                                                                       5,376          3,814
Net income                                                                                   3,265          2,239

Net income per share, basic                                                                   0.35           0.24
Net income per share, diluted                                                                 0.30           0.21

Weighted average shares used to compute net income per share, basic                      9,295,000      9,305,400
Weighted average shares used to compute net income per share, diluted                   10,986,959     10,907,508

                                CITI TRENDS, INC.
                            CONDENSED BALANCE SHEETS
                                   (in $000's)

                                                                                      April 30,      January 29,
                                                                                         2005           2005
                                                                                    --------------- --------------
                                                                                     (unaudited)
Assets
Cash and cash equivalents                                                                   10,892         11,625
Inventory                                                                                   41,270         32,432
Other assets                                                                                 6,972          3,678
Property and equipment, net                                                                 18,993         15,114
                                                                                    --------------- --------------
     Total assets                                                                           78,127         62,849
                                                                                    =============== ==============

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities                                                    39,267         33,750
Other liabilities                                                                           11,781         10,344
Total stockholders' equity                                                                  27,079         18,755
                                                                                    --------------- --------------
Total liabilities and stockholders' equity                                                  78,127         62,849
                                                                                    =============== ==============